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                                                                  EXHIBIT 23(b)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this Registration Statement on Form S-4 of Hanger Orthopedic Group, Inc. of our reports dated March 2, 1999, relating to the financial statements and financial statement schedule appearing in Hanger Orthopedic Group, Inc's. Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
August 12, 1999